UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

WEGENER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-11003	81-0371341
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11350 Technology Parkway, Duluth, Georgia 30097
(Address of principal executive offices, including zip code)

(770) 623-0096
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2008, Wegener Corporation, a Delaware corporation (the “Company”), issued a press release announcing that the Company has signed an agreement to sell selected patents and patent applications to EPAX Consulting Limited Liability Company for net proceeds of approximately $1,075,000, subject to customary closing conditions. The group of patents and patent applications sold relate to product distinction, system architecture and IP networking. The Company retains a worldwide, non-exclusive, royalty-free license under the patents for use in both its existing and future products. Upon closing, the Company intends to use the proceeds from this transaction to reduce its line of credit borrowings. The transaction is expected to close in the Company’s fourth fiscal quarter, which ends on August 29, 2008.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press release dated June 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wegener Corporation

Wegener Corporation

Date: June 2, 2008	/s/ C. Troy Woodbury, Jr.
C. Troy Woodbury, Jr.
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)

Index to Exhibits

Exhibit No.   Description
99.1   Press release dated June 2, 2008